EXHIBIT 1

                             JOINT FILING AGREEMENT

     By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of iShares Inc. - MCSI Austria Investable Market Index Fund is being filed on behalf of each of us.

January 27, 2011                             PSAGOT INVESTMENT HOUSE LTD.

                                             /s/ Eli Bavly
                                             ----------------------------
                                             By: Eli Bavly
                                             Title: Vice President


                                             PSAGOT PROVIDENT FUNDS LTD.


                                             /s/ Shlomi Bracha
                                             ----------------------------
                                             By: Shlomi Bracha
                                             Title: Vice President - Investments